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                                                                      EXHIBIT 24

                                LOOKSMART, LTD.

                            SECRETARY'S CERTIFICATE


     The undersigned, Martin E. Roberts, hereby certifies on behalf of LookSmart, Ltd. (the "Company") that:

1.   He is duly elected and acting Secretary of the Company.

2. The following is a true and correct copy of the resolutions (the "Resolutions") adopted by the Board of Directors of the Company at a meeting duly noticed and convened on July 25, 2000, granting certain powers of attorney with respect to the filing of the registration statement on Form S-8 registering 2,500,000 shares of common stock issuable upon exercise of stock options granted under the Company's 1998 Stock Plan:

     "RESOLVED:  That the appropriate officers of the Company are hereby
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     authorized and directed to cause to be prepared, executed and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") a Registration Statement on Form S-8, or any amendment thereof, for the registration of the 2,500,000 additional shares of common stock issuable pursuant to the Company's 1998 Stock Plan;

     RESOLVED FURTHER:  That Ned Brody and Martin E. Roberts, singly or jointly,
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     are hereby appointed as attorneys-in-fact to sign the Registration
     Statement on behalf of this Company's principal executive officer, its principal financial officer and each of the members of this Board of Directors"

IN WITNESS WHEREOF, the undersigned has executed this Certificate on September 11, 2000.



                                    /s/ Martin E. Roberts
                                    --------------------------
                                    Martin E. Roberts
                                    Secretary